Exhibit 20.1

Goal Capital Funding Trust

For the Monthly Servicing Payment Date – December 27, 2005

Current Servicing Period – November 2005

Pursuant to section 1(a)(i)(K) of the Administration Agreement, the following has been prepared by the issuer administrator. The information shown below has not been independently verified; however, it is believed to be accurate to the best of the issuer’s knowledge.

Goal Capital Funding Trust, Series 2005-2

For the Monthly Servicing Payment Date - 12/27/05

Current	Collection Period - November 2005

Collection Account Activity	Prior Month (M-2)	Prior Month (M-1)	Current Month (M)
Collection period payment activity
Principal Payments		$3,770,928	$4,990,695
Principal Claim Payments		45,379	241,623
Interest Payments		1,049,295	1,850,916
Interest Claim Payments		1,863	3,593
Fees		—	3,527
Repurchased principal and interest		—	—

Subtotal		4,867,465	7,090,353
Prior period undistributed collections		—	3,565,815
Prior period collections deposited by the Servicer in the current period		—	1,305,180
Current period collections deposited by the Servicer in the subsequent period		(1,305,180)	(630,270)

Total cash remitted by the Servicers during the current collection period		3,562,285	11,331,079

Other Deposits
Amounts transferred from the acquisition account		—	—
Amounts transferred from the administration account		—	—
Amounts transferred from the borrower benefits account		—	—
Amounts transferred from the reserve account		—	—
Special allowance payments received		—	—
Subsidy payments received		—	—
Interest earnings on trust accounts		3,530	325,821

Total cash deposits		3,565,815	11,656,899

Cash Distributions
U.S. Department of Education		—	(782,444)
Servicing Fees		—	(65,713)
Quarterly Disbributions		—	—

Account Balance at the end of the Collection Period		$3,565,815	$10,808,742

Monthly Payments Due & Payable
to the U.S. Department of Education		$782,444	$783,697
to the Servicers		65,713	82,576

Total Monthly Distributions		$848,157	$866,273

Available Balance after Monthly Payments Made		$2,717,658	$9,942,469

	Quarterly Distributions N/A	Quarterly Distributions N/A	Quarterly Distributions N/A
First, to the Servicers, Trustee, and Delaware Trustee
Second, to the Issuer Administrator for Administration Fee
Third, to the Class A Noteholders for Interest
Fourth, to the Class B Noteholders for Interest
Fifth, to the Class A Noteholders for Principal
Sixth, to the Class B Noteholders for Principal
Seventh, to the Reserve Account to Achieve Defined Requirement
Eighth, to the Noteholders for Accelerated Payment of Principal
Ninth, to the Class C Noteholders for Distribution if Applicable
Tenth, to the Issuer

Total Quarterly Distributions

Goal Capital Funding Trust, Series 2005-2

For the Monthly Servicing Payment Date - 12/27/05

Current	Collection Period - November 2005

Notes Balances	Original Balance	Beginning Balance	Interest Paid	Change	Ending Balance	Current Factor
Senior FRN:
A-1	$308,000,000	$308,000,000	$—	$—	$308,000,000	1.0000
A-2	101,799,000	101,799,000	—	—	101,799,000	1.0000
A-3	247,046,000	247,046,000	—	—	247,046,000	1.0000
A-4	303,155,000	303,155,000	—	—	303,155,000	1.0000

Subtotal	960,000,000	960,000,000	—	—	960,000,000	1.0000
Subordinate FRN:
B-1	40,000,000	40,000,000	—	—	40,000,000	1.0000

Subtotal	40,000,000	40,000,000	—	—	40,000,000	1.0000

Total	$1,000,000,000	$1,000,000,000	$—	$—	$1,000,000,000	1.0000

Portfolio Overview	Prior Month (M-3)	10/13/05 Closing	Change	Prior Month (M-1)	Change	Current Month (M)
Beginning Balance		$—	$806,571,651	$806,571,651	$82,909,097	$889,480,748
Loans Purchased		806,571,651	(720,057,496)	86,514,155	(81,350,081)	5,164,074
Loans Repurchased		—	—	—	—	—
Loans Sold		—	—	—	—	—
Loans Repaid		—	(3,770,928)	(3,770,928)	(1,219,767)	(4,990,695)
Claims Paid		—	(45,379)	(45,379)	(196,243)	(241,623)
Capitalized Interest		—	206,882	206,882	29,160	236,043
Servicer Adjustments		—	4,367	4,367	(5)	4,362

Ending Balance		$806,571,651	$82,909,097	$889,480,748	$172,161	$889,652,910

Accrued Interest		3,844,412	896,506	4,740,918	1,260,063	6,000,981
SAP Receivable		—	1,032,960	1,032,960	1,718,868	2,751,828
Servicer Payments Due		—	1,305,180	1,305,180	(674,910)	630,270
Trust Cash Accounts		170,495,942	(85,010,399)	85,485,543	1,141,294	86,626,837

Total Assets		$980,912,005	$1,133,345	$982,045,350	$3,617,476	$985,662,826

Senior Notes		$960,000,000	—	$960,000,000	—	$960,000,000
Subordinate Notes		40,000,000	—	40,000,000	—	40,000,000
Accrued Exp / Payables		1,336,200	2,282,217	3,618,417	2,755,508	6,373,925

Total Liabilities		$1,001,336,200	$2,282,217	$1,003,618,417	$2,755,508	$1,006,373,925

Selected Statistics:
Asset Coverage (a)		97.96%	-0.11%	97.84%	0.09%	97.93%
Asset Coverage (aaa)		102.04%	-0.12%	101.92%	0.09%	102.01%
Subordinate %		4.00%	0.00%	4.00%	0.00%	4.00%
WA Coupon		4.57%	0.04%	4.61%	0.00%	4.60%
Average Balance		$39,301	(148)	$39,153	118	$39,271
WA Rem. Mo.		291.6	(0.3)	291.3	(0.2)	291.1
Number of Loans		20,523	2,195	22,718	(64)	22,654

Trust Cash Accounts	Prior Month (M-3)	10/13/05 Closing	Change	Prior Month (M-1)	Change	Current Month (M)
Restricted Cash:
Reserve acct.		$2,442,832	$4,877	$2,447,710	$3,058	$2,450,768
Prefunding acct.		85,216,910	(85,038,417)	178,493	(133,691)	44,802
Collection acct.		—	3,565,815	3,565,815	7,242,927	10,808,742
Add-on Consol acct.		50,000,000	(3,564,395)	46,435,605	(5,096,176)	41,339,429
Capitalized Int. acct.		31,500,000	62,890	31,562,890	39,434	31,602,324

Subtotal		169,159,742	(84,969,229)	84,190,513	2,055,552	86,246,065

Accrued Expenses:
Admin. acct.		1,336,200	$(41,170)	1,295,030	$(914,258)	380,772

Subtotal		1,336,200	(41,170)	1,295,030	(914,258)	380,772

Total		$170,495,942	$(85,010,399)	$85,485,543	$1,141,294	$86,626,837

Accrued Liabilities	Prior Month (M-3)	10/13/05 Closing	Change	Prior Month (M-1)	Change	Current Month (M)
Accrued Liabilities
FRN Interest Payable		$—	$2,300,550	$2,300,550	$3,632,447	$5,932,998
Admin Fee Payable		—	22,836	22,836	37,319	60,155

Total		$—	$2,323,386	$2,323,386	$3,669,766	$5,993,153

Goal Capital Funding Trust, Series 2005-2

For the Monthly Servicing Payment Date - 12/27/05

Current	Collection Period - November 2005

Claims in process	Prior Month (M-3)	10/13/05 Closing	Change	Prior Month (M-1)	Change	Current Month (M)
Beginning Balance		$—	$—	$—	$—	$—
Filed During Period		—	45,379	45,379	501,057	546,437
Paid During Period		—	(45,379)	(45,379)	(196,243)	(241,623)
Administrative Rejects		—	—	—	—	—
Net Rejects		—	—	—	—	—

Total		$—	$—	$—	$304,814	$304,814

Loans by School Type	WA Coupon	$ of Loans	Distribution	# of loans	Distribution	Avg. Loan Balance
(current month)
4-Year	0.00%	$—	0.00%	—	0.00%	$—
2-Year	0.00%	—	0.00%	—	0.00%	—
Proprietary	0.00%	—	0.00%	—	0.00%	—
Graduate	0.00%	—	0.00%	—	0.00%	—
Other/Unknown	4.60%	889,652,910	100.00%	22,654	100.00%	39,271

Total	4.60%	$889,652,910	100.00%	22,654	100.00%	$39,271

Loans by Status ($)	10/13/05 Closing	Distribution	Prior Month (M-1)	Distribution	Current Month (M)	Distribution
In Repayment, days DQ
0-30	$578,801,942	71.76%	$658,208,508	74.00%	$596,195,134	67.01%
31-60	20,668,775	2.56%	20,765,706	2.33%	33,334,480	3.75%
61-90	9,282,221	1.15%	9,286,080	1.04%	9,899,232	1.11%
91-120	4,757,193	0.59%	4,757,133	0.53%	5,732,285	0.64%
121-150	3,509,030	0.44%	3,514,362	0.40%	3,168,515	0.36%
151-180	3,726,047	0.46%	3,725,917	0.42%	2,178,017	0.24%
181-210	880,916	0.11%	880,916	0.10%	3,172,217	0.36%
211-240	—	0.00%	—	0.00%	527,686	0.06%
241-270	—	0.00%	—	0.00%	—	0.00%
270+	—	0.00%	—	0.00%	—	0.00%

Total repayment	$621,626,123	77.07%	$701,138,621	78.83%	$654,207,565	73.54%
In School	—	0.00%	—	0.00%	—	0.00%
Grace	—	0.00%	—	0.00%	—	0.00%
Deferment	108,974,018	13.51%	109,833,264	12.35%	134,617,447	15.13%
Forbearance	75,971,511	9.42%	78,508,863	8.83%	100,523,084	11.30%
Claims in Process	—	0.00%	—	0.00%	304,814	0.03%
Administrative Rejects	—	0.00%	—	0.00%	—	0.00%
Net Rejects	—	0.00%	—	0.00%	—	0.00%

Total	$806,571,651	100.00%	$889,480,748	100.00%	$889,652,910	100.00%

Loans by Status (#)	10/13/05 Closing	Distribution	Prior Month (M-1)	Distribution	Current Month (M)	Distribution
In Repayment, days DQ
0-30	15,408	75.08%	17,528	77.15%	16,003	70.64%
31-60	581	2.83%	581	2.56%	873	3.85%
61-90	230	1.12%	230	1.01%	277	1.22%
91-120	121	0.59%	121	0.53%	144	0.64%
121-150	92	0.45%	92	0.40%	84	0.37%
151-180	95	0.46%	95	0.42%	61	0.27%
181-210	23	0.11%	23	0.10%	79	0.35%
211-240	—	0.00%	—	0.00%	14	0.06%
241-270	—	0.00%	—	0.00%	—	0.00%
270+	—	0.00%	—	0.00%	—	0.00%

Total repayment	16,550	80.64%	18,670	82.18%	17,535	77.40%
In School	—	0.00%	—	0.00%	—	0.00%
Grace	—	0.00%	—	0.00%	—	0.00%
Deferment	2,257	11.00%	2,276	10.02%	2,823	12.46%
Forbearance	1,716	8.36%	1,772	7.80%	2,296	10.14%
Claims in Process	—	0.00%	—	0.00%	—	0.00%
Administrative Rejects	—	0.00%	—	0.00%	—	0.00%
Net Rejects	—	0.00%	—	0.00%	—	0.00%

Total	20,523	100.00%	22,718	100.00%	22,654	100.00%

Loans by Guarantor	WA Coupon	$ of Loans	Distribution	# of Loans	Distribution	Avg. Loan Balance
(current month)
ASA	4.82%	$30,217,638	3.40%	578	2.55%	52,280
Great Lakes	4.60%	859,435,272	96.60%	22,076	97.45%	38,931

Total	4.60%	$889,652,910	100.00%	22,654	100.00%	$39,271

Loans by Servicer	WA Coupon	$ of Loans	Distribution	# of loans	Distribution	Default Guarantee
(current month)
ACS	4.82%	$30,217,638	3.40%	578	2.55%	100.00%
Great Lakes	4.60%	859,435,272	96.60%	22,076	97.45%	100.00%

Total	4.60%	$889,652,910	100.00%	22,654	100.00%	100.00%

Goal Capital Funding Trust, Series 2005-2

For the Monthly Servicing Payment Date - 12/27/05

Current	Collection Period - November 2005

Loans by Program	WA Coupon	$ of Loans	Distribution	# of loans	Distribution	Avg. Loan Balance
(current month)
Subsidized Stafford	0.00%	$—	0.00%	—	0.00%	$—
Unsubsidized Stafford	0.00%	—	0.00%	—	0.00%	—
PLUS	0.00%	—	0.00%	—	0.00%	—
Consolidation	4.60%	889,652,910	100.00%	22,654	100.00%	39,271
Non-FFELP	0.00%	—	0.00%	—	0.00%	—

Total	4.60%	$889,652,910	100.00%	22,654	100.00%	$39,271

Loans by APR	WA Coupon	$ of Loans	Distribution	# of loans	Distribution	Avg. Loan Balance
(current month)
<4%	3.22%	397,245,747.25	44.65%	11,120	49.09%	$35,724
4-5%	4.32%	205,381,592.30	23.09%	5,107	22.54%	40,216
5-6%	5.38%	91,080,506.67	10.24%	2,230	9.84%	40,843
6-7%	6.40%	70,506,823.96	7.93%	1,481	6.54%	47,608
7-8%	7.47%	50,559,487.82	5.68%	1,009	4.45%	50,109
8+%	8.17%	74,878,751.74	8.42%	1,707	7.54%	43,866

Total	4.60%	$889,652,910	100.00%	22,654	100.00%	$39,271

Remaining Term	$ of loans	Distribution	# of loans	Distribution	Avg. Loan Balance	Avg. Loan Balance
	(current month)					(prior month)
0-60	43,841.07	0.00%	3	0.01%	$14,614	$22,236
61-120	2,017,352.62	0.23%	164	0.72%	12,301	10,235
121-180	29,615,947.93	3.33%	1,820	8.03%	16,272	16,047
181-240	297,397,979.49	33.43%	11,055	48.80%	26,902	26,969
241-300	209,764,685.38	23.58%	5,317	23.47%	39,452	40,711
301-360	253,732,056.53	28.52%	3,298	14.56%	76,935	79,664
361+	97,081,046.72	10.91%	997	4.40%	97,373	97,484

Total	$889,652,910	100.00%	22,654	100.00%	$39,271	$39,153

Note Interest Rates	8/25/05	9/26/05	10/25/05	11/25/05	12/27/05	12/27/05 Note Balance
Senior FRN:
A-1				4.24%	4.24%	308,000,000
A-2				4.35%	4.35%	101,799,000
A-3				4.39%	4.39%	247,046,000
A-4				4.42%	4.42%	303,155,000

Subtotal						960,000,000
Subordinate FRN:
B-1				4.75%	4.75%	40,000,000

Subtotal						40,000,000

Total						$1,000,000,000

Admin Acct. Accrual	8/25/05	9/26/05	10/25/05	11/25/05	Change	12/27/05
Servicing Fees				$65,713	$16,863	$82,576
Administration Fees				—	—	—

Total				$65,713	$16,863	$82,576

Investment Earnings	Prior Month (M-4)	Prior Month (M-3)	Prior Month (M-2)	Prior Month (M-1)	Change	Current Month (M)
Restricted Cash:
Add-on Consol acct.				$95,893	$44,457	$140,350
Prefunding acct.				133,836	(133,691)	145

Total				$229,728	$(89,234)	$140,495